Independent Registered Public Accounting Firm's Consent

We consent to the incorporation by reference in this Registration Statement of Met Investors Series Trust on Form N-14AE of our report dated February 13, 2004 appearing in the Annual Report of Oppenheimer Capital Appreciation Portfolio of Met Investors Series Trust for the year ended December 31, 2003 and to the reference to us under the heading "Financial Statements and Experts" in the Prospectus/Proxy Statement, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
August 19, 2004
Boston, Massachusetts